SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                 --------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 18, 2001

                                   PACEL CORP.

               (Exact Name of Registrant as Specified in Charter)



            Virginia                   000-29459                 54-1712558
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)        (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)




                                8870 Rixlew Lane
                                    Suite 201
                    Manassas, Virginia 20109 (703) 257 - 4759
               (ADDRESS OF PRINCIPAL (ZIP CODE) (TELEPHONE NUMBER)
                               EXECUTIVE OFFICES)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Pacel Corp. (the "Registrant") is a software development company headquartered near Washington, D.C. The company produces the ChildWatch family of Internet filtering and PC security products, the patent-pending e-Centurion PC Protection system, and other software for business and the home. two subsidiary companies, EBStor.com, and Fairfax Communications, Limited, provide Web/e-commerce solutions and goods and services to NATO and other government-related entities. Further information about PACEL and its products will be found at www.pacel.com To maximize efficiency, the Registrant wishes to integrate certain aspects of its operations. To that end, on September 4, 2001, the Registrant's wholly-owned subsidiary, PLRP Acquisition Corp. ("Acquisition Corp."), entered into an agreement (the "ADVV/Systems Stock Purchase Agreement"), pursuant to which

         (a) $70,000.00 was used by Acquisition Corp. to purchase all of the Issued and Outstanding capital stock of Advantage Systems, Inc., ("Advantage"), which stock was owned by Advantage Technologies. Inc. ("ADVV");

         (c) $100,000.00 was used by Acquisition Corp. to induce certain Officers and Directors of ADVV, who were also Officers and Directors of Advantage, to remain as such following the transaction; and

         (d) $666,666.00 will be used to improve and expand the business of Advantage.

         As a result of the foregoing transaction, Advantage became a wholly-owned operating subsidiary of Acquisition Corp.

         This acquisition was made for the following business reasons: PLRP's wholly-owned (English) subsidiary, Fairfax Communications, Ltd. ("FCL"), is a re-seller of computers and computer services to the government and to the private sector in England, and FCL wishes to offer its products and services in the United States. Advantage designs and manufactures personal computers and specialty components. By acquiring Advantage and its product line, FCL will be able to augment its product line in England, and furthermore, this acquisition will enable FCL to gain access to U.S. Markets more quickly than if it had to develop its own product lines DE NOVO and by itself.


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         In contemplation of the financing of the foregoing acquisition, PLRP obtained a loan from certain Accredited Investors evidenced by Acquisition Corp.'s 8% Series SPE-001 $666,666.66 Senior Subordinated Convertible Redeemable Debentures and its 8% Series SPD-001 $300,000.00 Senior Subordinated Convertible Redeemable Debentures (collectively, the "Acquisition Corp. Debentures"), together with authorized but unissued underlying shares of Acquisition Corp.'s Common stock, Par Value $0.01 per share (the "Acquisition Corp. Common Stock"), into which the Acquisition Corp. Debentures are convertible from time to time.

          On September 18, 2001, following the acquisition of Advantage, Acquisition Corp. was merged into the Registrant. Pursuant to the Merger, and by operation of law, the rights and obligations of Acquisition Corp. with respect to all entities will enure to the benefit of and be binding upon the Registrant. Consequently, as a result of the Merger, (a) the rights and obligations of Acquisition Corp. under the ADVV/Systems Stock Purchase Agreemen will enure to the benefit of and be binding upon the Registrant; (b) the Acquisition Corp. Debentures, together with the underlying shares of Acquisition Corp.'s common stock, Par Value $0.01 per share, into which the Acquisition Corp. Debentures were convertible from time to time, were converted into identical debentures of the Registrant (the "Registrant's Debentures"), together shares of underlying common stock, No Par Value per share, of the Registrant into which the Registrant Debentures may be converted; and Advantage became a wholly-owned operating subsidiary of the Registrant.

         The description of the Agreement discussed above is qualified in its entirety by reference to such agreement, which is attached as an exhibit and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

             (a)   Financial statements of business acquired:   Not applicable.

             (b)   Pro forma financial statements: The Financial
                   Statements required by Item 7 of this Report have not been filed simultaneoulsy herewith, but they will be filed within 60 days of the date hereof, as permitted by Item 7 (a) (4).

             (c)   Exhibits:

         10.1 Stock Purchase Agreement, dated as of September 4, 2001, by and between Advantage Systems. Inc. and PLRP Acquisition Corp.

         2.2 Articles of Merger between Parcel Crop. And PLRP Acquisition Corp. dated September 18, 2001.


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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in behalf of the Registrant and in the capacities and on the dates indicated.


PACEL CORP.

By: /S/ DAVID CALKINS                              October _______ , 2001
    -----------------
    David Calkins, President





                                  EXHIBIT INDEX

         Exhibit
         Number                                      Description

         10.1 Stock Purchase Agreement, dated as of September 4, 2001, by and between Advantage Systems. Inc. and PLRP Acquisition Corp.

         2.2 Articles of Merger between Parcel Crop. and PLRP Acquisition Corp. dated September 18, 2001.






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